EXHIBIT 99.1

ENGlobal Reaches Forbearance Agreement With Lender

HOUSTON, Oct. 1, 2012 (GLOBE NEWSWIRE) -- ENGlobal Corporation (Nasdaq:ENG), a leading provider of energy-related project delivery solutions, announced today that it has reached a forbearance agreement with its lender under the Company's senior secured revolving credit facility with respect to existing events of default and anticipated events of default. The forbearance agreement allows the Company time to hire a consultant and develop a turnaround plan by October 15, 2012. ENGlobal has hired a consultant and intends to work with them to develop a plan to restore the Company's compliance with the credit facility. The forbearance agreement extends through October 31, 2012.

About ENGlobal

ENGlobal (Nasdaq:ENG), founded in 1985, is a provider of engineering and related project services principally to the energy sector throughout the United States and internationally. ENGlobal operates through three business segments: Automation, Engineering & Construction, and Field Solutions. ENGlobal's Automation segment provides services related to the design, fabrication & implementation of process distributed control and analyzer systems, advanced automation, and related information technology. The Engineering & Construction segment provides consulting services relating to the development, management and execution of projects requiring professional engineering as well as inspection, construction management, mechanical integrity, field support, quality assurance and plant asset management. ENGlobal's Field Solutions segment provides project management and staffing for right-of-way and site acquisition, inspection, permitting, regulatory, and legislative outreach. ENGlobal has approximately 1,900 employees in 12 offices and 9 cities. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to comply with the terms of the forbearance agreement with respect to our credit facility with PNC Bank, including our ability to develop a plan to restore compliance with the terms of such credit facility; (2) our ability to successfully close the sale of the Field Solutions segment and realize to benefits of the disposition; (3) our ability to obtain the cure or waiver of defaults under our credit facility with PNC Bank and our existing letter of credit facility with Export-Import Bank of the United States; (4) our ability to achieve profitability and positive cash flow from operations; (5) our ability to collect accounts receivable and process accounts payable in a timely manner; (6) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services and competitive pricing pressure; (7) our ability to achieve our business strategy while effectively managing costs and expenses; (8) our ability to accurately estimate costs and fees on fixed-price contracts; (9) the effect of changes in the price of oil; (10) delays related to the award of domestic and international contracts; (11) our ability to execute to our internal performance plans such as our productivity improvement and cost reduction initiatives; (12) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations, either currently or in the future, as applicable; (13) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies, as well as by the FASB; (14) the effect on our competitive position within our market area in view of, among other things, increasing consolidation currently taking place among our competitors; (15) our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual business plan; (16) achievement of our acquisition and related integration plans; and (17) the uncertainties of the outcome of litigation. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT: Natalie S. Hairston
         (281) 878-1000
         ir@ENGlobal.com